UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 240.14a-12

WEGENER CORPORATION

(Name of Registrant as Specified in Its Charter)

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WEGENER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, JANUARY 22, 2008

To our stockholders:

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30097, Tuesday, January 22, 2008 at 7:00 p.m., Eastern Standard Time, for the following purposes:

1)	To elect two Class I directors to hold office until the 2011 annual meeting of stockholders or until their successors shall have been elected and qualified. The board of directors recommends that stockholders vote for its nominees.

2)	To consider ratification of the appointment of BDO Seidman, LLP to serve as the independent registered public accounting firm for fiscal 2008. The board of directors recommends that stockholders vote for the ratification of the appointment of BDO Seidman, LLP.

3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed December 10, 2007 as the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer records of Wegener Corporation will not be closed.

A proxy statement and a proxy solicited by the board of directors, together with a copy of the 2007 annual report to stockholders, are enclosed herewith. Stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors

/s/ J. Elaine Miller
J. Elaine Miller
Secretary

Duluth, Georgia

December 28, 2007

PLEASE PROMPTLY COMPLETE AND RETURN THE

ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED

WEGENER CORPORATION

11350 Technology Circle

Duluth, Georgia 30097

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on January 22, 2008

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us” and “our” refer to Wegener Corporation and its subsidiary.

General

This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about December 28, 2007 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held Tuesday, January 22, 2008 at our home office located at 11350 Technology Circle, Duluth, Georgia 30097 at 7:00 p.m. local time and any postponement or adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by: (i) giving written notice of revocation to our Secretary; (ii) executing a proxy bearing a later date; or (iii) appearing at the annual meeting of stockholders and voting in person.

Unless otherwise specified, all shares represented by effective proxies will be voted: (i) in favor of election of the two individuals nominated by our board of directors upon the recommendation of our corporate governance and nominating committee; and (ii) in favor of the ratification of the selection of BDO Seidman, LLP to serve as our independent registered public accounting firm for fiscal 2008. Our board of directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in the best interests of Wegener Corporation.

The cost of soliciting proxies will be borne by us. In addition to use of the mails, proxies may be solicited in person or by telephone by our directors, officers or regular employees who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse such persons for their reasonable expenses in doing so.

Holders of record of outstanding shares of our common stock at the close of business on December 10, 2007 are entitled to notice of and to vote at the annual meeting of stockholders. As of December 10, 2007, there were approximately 12,647,051 shares of common stock outstanding. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Each outstanding share of common stock entitled to vote is entitled to one vote upon each matter submitted to a vote at any meeting of stockholders. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by our certificate of incorporation, all other matters shall be determined by the vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote on the subject matter.

Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instructions from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on proposals other than the election of directors will have the same effect as a vote against such proposal. Broker “non-votes” are not counted for purposes of determining whether proposals other than the election of directors have been approved, and will have no effect on the outcome of voting on such proposals.

Questions and Answers About the 2008 Annual Meeting of Stockholders

How do I vote in person?

If you owned shares of our common stock on the record date, December 10, 2007, you may attend the annual meeting of stockholders and vote in person. If you are not the record holder of your shares, please refer to the discussion following the question “What if I am not the record holder of my shares?” If you hold your shares in the name of a bank or broker, you will not be able to vote in person at the annual meeting of stockholders, unless you have previously specially requested and obtained a “legal proxy” from your bank or broker and present it at the annual meeting.

How do I vote by proxy?

To vote by proxy, you should complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. To be able to vote your shares in accordance with your instructions at the annual meeting, we must receive your proxy as soon as possible but in any event prior to the annual meeting. If you hold your shares through a bank or brokerage firm, you may have the option to provide your voting instructions via the Internet or telephone. Please review the enclosed voting form to determine if these voting options are available to you.

What if I am not the record holder of my shares?

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares and only after receiving your specific instructions.

If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the annual meeting or not, we urge you to submit a proxy card. Returning the enclosed proxy card will not affect your right to attend the annual meeting and vote.

How will my shares be voted?

If you give a proxy on the accompanying proxy card, your shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your shares. Therefore, unless otherwise specified, all shares represented by effective proxies will be voted in accordance with the description on page 1 of this proxy statement. Submitting a proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this proxy statement that may arise at the annual meeting.

Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date by the person who submitted it.

How can I receive more information?

If you have any questions about giving your proxy or about our solicitation, or if you require assistance, please contact our Controller, James T. Traicoff, at (770) 623-0096.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 30, 2007, with respect to ownership of our outstanding common stock by: (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, including their addresses; (ii) each of our directors, director nominees and executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the individual possesses sole voting and investment powers with respect to the shares shown.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Robert A. Placek	2,017,727	(2)	15.6%

C. Troy Woodbury, Jr.	243,834	(3)	1.9%

Thomas G. Elliot	42,800	(4)	*

Ned L. Mountain	75,436	(5)	*

Phylis A. Eagle-Oldson	19,000	(4)	*

David W. Wright	1,003,000	(6)	7.9%

Jeffrey J. Haas	8,050	(7)	*

Stephen J. Lococo	1,039,873	(8)	8.2%

David E. Chymiak	1,115,845	(9)	8.8%

Henry Partners, L.P., et al.	1,000,000	(10)	7.9%

Footprints Asset Management & Research, Inc.	1,036,873	(11)	8.2%

All executive officers and directors as a group (8 persons)	5,565,565	(12)	42.0%

*	Less than 1% of outstanding shares.
(1)	Includes stock options currently exercisable or exercisable within 60 days of the record date.
(2)	Includes 29,267 shares held in a 401(k) plan and stock options to purchase 287,150 shares.
(3)	Includes 22,759 shares held in a 401(k) plan and 184,575 shares subject to stock options.
(4)	Represents stock options to purchase common stock.
(5)	Includes 6,389 shares held in a 401(k) plan and 50,000 shares subject to stock options.

(6)

Includes 1,000,000 shares indirectly and beneficially owned by Mr. Wright by virtue of his control of Henry Partners, L.P. and Matthew Partners, L.P. See footnote (10) below. Also includes 3,000 shares subject to stock options.

(7)	Includes 3,000 shares subject to stock options.
(8)

Mr. Lococo is deemed to be the indirect beneficial owner of these shares, which are owned of record by Footprints Asset Management & Research, Inc., referred to as FAMR, a registered Investment Advisor firm of which Mr. Lococo is the controlling shareholder, a director, and President and Portfolio Manager. See footnote (11) below. The number of shares shown includes approximately 169,885 shares held in an investment partnership of which Mr. Lococo is a partner and the assets of which are managed by FAMR. Includes 3,000 shares subject to stock options.

(9)

The information regarding Mr. Chymiak is based solely on a Schedule 13G/A dated October 13, 2003 filed by Mr. Chymiak with the Securities and Exchange Commission, referred to in this proxy statement as the SEC, on October 14, 2003. Mr. Chymiak’s address is 1605 E. Iola, Broken Arrow, Oklahoma 74102.

(10)

All information is based solely upon a Schedule 13D/A dated September 29, 2006 filed with the SEC on October 4, 2006 by a group of reporting persons comprised of Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P. (“HIT”) and David W. Wright. According to the Schedule 13D/A, Henry Partners, L.P. possesses sole voting and dispositive powers with respect to 720,000 shares, or 5.7% of the outstanding common stock and Matthew Partners, L.P. possesses sole voting and dispositive powers with respect to 280,000 shares, or 2.2% of the outstanding common stock. David W. Wright is the President of Canine Partners, LLC, which is the sole general partner of HIT. HIT is the sole general partner of each of Henry Partners, L.P. and Matthew Partners, L.P. The business address of Henry Partners, L.P. and Matthew Partners, L.P. is 255 South 17th Street, Suite 2608, Philadelphia, Pennsylvania 19103.

(11)

FAMR possesses sole voting and dispositive powers with respect to 1,036,873 shares, or 8.2% of our outstanding common stock. The address of FAMR’s principal business office is 11422 Miracle Hills Drive, Suite 208, Omaha, Nebraska 68154.

(12)	Includes 58,415 shares held in a 401(k) plan and 592,525 shares subject to stock options.

AGENDA ITEM ONE

ELECTION OF DIRECTORS

Our board of directors presently consists of eight directors, elected to staggered three-year terms.

The terms of Phylis A. Eagle-Oldson and C. Troy Woodbury, Jr. will expire at the upcoming annual meeting. Effective December 12, 2007, Joe K. Parks resigned from our board of directors. Our board of directors, upon the recommendation of the independent corporate governance and nominating committee, has nominated Ms. Eagle-Oldson and Mr. Woodbury for reelection as Class I directors, to serve for a term of three years expiring in January 2011. Unless otherwise directed, the proxies will be voted at the meeting for the election of the foregoing nominees or, in the event of any unforeseen contingency, for a different person as substitute. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

Phylis A. Eagle-Oldson, age 58, Class I director, has served as one of our directors since January 2004. Since 1999, Ms. Eagle-Oldson has served as President and Chief Executive Officer of the Emma L. Bowen Foundation, a media industry-sponsored initiative to develop diversity within the telecommunications industry. From 1980 to 1999, Ms. Eagle-Oldson was employed by National Cable and Telecommunications Association, serving as its Vice President, Administration and Finance from 1985 to 1999.

C. Troy Woodbury, Jr., age 60, Class I director, has served as our Treasurer and Chief Financial Officer since June 1988, and as one of our directors since December 1989. He also has served as Treasurer and Chief Financial Officer of Wegener Communications, Inc., referred to in this proxy statement as WCI, since September 1992, and as Senior Vice President of Finance since March 2002. Mr. Woodbury served as Executive Vice President of WCI from July 1995 to March 2002 and as Chief Operating Officer of WCI from September 1992 to June 1998. Prior to joining us in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta from March 1975 to June 1988.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOREGOING NOMINEES.

The directors whose terms do not expire at the upcoming annual meeting are as follows:

Jeffrey J. Haas, age 46, Class II director, has served as one of our directors since February 2006 and has served since May 2000 as Professor of Law at New York Law School. Mr. Haas previously taught at that school as an Associate Professor of Law from July 1996 to April 2000. His legal courses include corporate law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund regulation, corporate finance and contract law. Prior to joining New York Law School, Professor Haas was in private legal practice with two national law firms. Professor Haas is a member of the board of trustees of American Independence Funds Trust, an open-end, management investment company registered under the Investment Company Act of 1940. His term of office expires in January 2009.

Robert A. Placek, age 69, Class II director, has served as one of our directors since 1987 and is our Chief Executive Officer, Chairman of our board of directors and a co-founder. He has served as our President and Chief Executive Officer since August 1987 and as our Chairman since May 1994. He has served as Chairman of the board of directors and Chief Executive Officer of WCI since its founding in

1979. His career spans over forty years in the satellite communications industry. Prior to co-founding us, Mr. Placek started and managed the Satellite Communications Product Line at Scientific-Atlanta. His term of office expires in January 2009.

David W. Wright, age 49, Class II director, has served as one of our directors since February 2006 and has served since 1997 as the President of the general partner of Henry Partners, L.P. and Matthew Partners, L.P., two private investment partnerships that invest in securities of publicly traded, micro-cap companies. Mr. Wright is the President and Managing Member of Canine Partners, the general partner of Henry Investment Trust, L.P., which in turn is the general partner of each of Henry Partners and Matthew Partners. His term of office expires in January 2009.

Thomas G. Elliot, age 65, Class III director, has served as one of our directors since September 1998. Mr. Elliot is a consultant and the principal of TGE & Associates, which was formed in 1997. Mr. Elliot engages in engineering and management consulting, among other activities. Mr. Elliot was previously employed by Telecommunications, Inc., referred to in this proxy statement as TCI, beginning in 1964, most recently as Senior Vice President of Engineering and Technical Services for TCI Cable Management, Inc. (from 1993 to 1997). Between 1989 and 1991, Mr. Elliot took a sabbatical from TCI to help form Cable Television Laboratories, Inc., a research and development consortium of cable television system operators representing most of the cable subscribers in North America, where he served as Vice President of Science and Technology. Mr. Elliot is past-chairman and at-large director of the Society of Cable Telecommunications Engineers, referred to in this proxy statement as SCTE, founder of the SCTE Interface Practices Committee, serves on the NCTA Engineering Committee and on the Education and Training Committee of the CATV Center and Museum. His term of office expires in January 2010.

Stephen J. Lococo, age 51, Class III director, has served as one of our directors since December 2006. Since 2003, Mr. Lococo has been the controlling shareholder, a director and President and Portfolio Manager of Footprints Asset Management & Research, Inc., a registered Investment Advisor firm based in Omaha, Nebraska. From 2002 to 2003, Mr. Lococo served as a Registered Investment Executive with Smith Hayes Financial, and from 1990 to 2002, Mr. Lococo served as a Registered Investment Executive with Kirkpatrick Pettis, both also registered Investment Advisor firms. Mr. Lococo also serves on the credit committee of Acceptance Insurance Companies. His term of office expires in January 2010.

Ned L. Mountain, age 59, Class III director, has served as one of our directors since May 2003. Mr. Mountain has served as President and Chief Operating Officer of WCI since January 2005, and served as Executive Vice President of WCI from March 2002 to January 2005. He served as Senior Vice President of WCI from 1996 to March 2002. Mr. Mountain has been with us for the past 24 years serving in numerous domestic and international sales, marketing, and management positions. He is a member of the NCTA Engineering Committee and serves as co-chair of the Quality Sound subcommittee. He has been involved in numerous cable-related projects including the satellite digital network control system currently in use by major programmers, as well as the satellite system used by most of the Fox Sports Networks. His term of office expires in January 2010.

Other than as described under “Corporate Governance and Board Matters – Standstill Agreement/Certain Board and Committee Matters” and the understanding of the nominees that they will serve as our directors when elected, there are no arrangements or understandings between any director and any other person with regard to the nomination or election of such director, any future employment by us or our affiliates or with respect to any future transactions to which us or any of our affiliates may be a party.

Other than any interest that exists by virtue of (i) any position(s) he or she may hold with us or our affiliates as described in this proxy statement, and (ii) his or her status as one of our stockholders, no director has any interest, direct or indirect, in the matters to be acted upon at the annual meeting.

AGENDA ITEM TWO

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, independent registered public accountants, audited our financial statements for the fiscal year ended August 31, 2007. Our audit committee has selected this same firm to audit our financial statements for the current fiscal year and proposes that the stockholders ratify this selection at the annual meeting of stockholders. Management is not aware that such firm nor any of its members or associates has or has had during the past year any financial interest in us, direct or indirect, or any relationship with us other than in connection with their professional engagement.

Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders’ views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting to respond to stockholders’ questions and will have an opportunity to make any statements they consider appropriate.

Principal Accountant Fees and Services. The following is a summary of the fees and expenses billed to us by BDO Seidman, LLP for professional services rendered for the fiscal years ended August 31, 2007 and September 1, 2006, all of which were approved by our audit committee:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$200,000	$195,375
Audit-Related Fees	—	—
Tax Fees	21,500	22,410
All Other Fees	—	—

Total Fees	$221,500	$217,785

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements. These services include meetings and consultation on various accounting matters ($2,300) in 2007 and ($7,825) in 2006.

Audit-Related Fees. None.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees. None.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has developed a pre-approval policy for the audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The pre-approval policy is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required periodically to report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. Our audit committee can also pre-approve particular services on a case-by-case basis.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 29, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

Our board of directors held 12 meetings during the fiscal year ended August 31, 2007. During fiscal 2007, each director attended at least 75% of all meetings of our board of directors and committee(s) on which he or she served.

Director Attendance at Annual Meeting of Stockholders

Although we do not have a formal policy with regard to directors’ attendance at annual meetings, it is our practice historically to hold a meeting of our board of directors prior to each year’s annual meeting of stockholders, and therefore our directors generally attend the annual meeting of stockholders following the board of directors meeting. All of our directors attended the 2007 annual meeting of stockholders.

Board Independence

Our board of directors presently consists of eight members. Our bylaws provide that the number of members of our board of directors may be set from time to time by resolution of our board of directors, consistent with our certificate of incorporation. Our board of directors has determined that Ms. Eagle-Oldson and Messrs. Elliot, Haas, Lococo and Wright have, and Mr. Joe K. Parks had, no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules of the Nasdaq Stock Market, referred to in this proxy statement as NASDAQ.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors. Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 11350 Technology Circle, Duluth, Georgia 30097. Our Secretary shall promptly forward all such communications to the board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors has a standing audit committee, a standing corporate governance and nominating committee, and a standing compensation and incentive plan committee.

Audit Committee

Our audit committee is composed of Ms. Eagle-Oldson, Chairperson, and Messrs. Elliot, Lococo and Wright, and held four meetings during the fiscal year ended August 31, 2007. The members of our audit committee are independent, as such term is defined by NASDAQ rules. The function of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements, and to perform such other functions as described in our audit committee charter. Our audit committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent registered public accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent registered public accountants; and considers significant accounting methods adopted or proposed to be adopted.

Our board of directors has determined that Phylis Eagle-Oldson qualifies as an “audit committee financial expert,” as such term is defined by the SEC. Ms. Eagle-Oldson is “independent” as that term is defined under the rules of NASDAQ. Our board of directors has also determined that each current member of our audit committee has past employment experience or background which results in such individual’s financial sophistication as required by NASDAQ, including, but not limited to, the ability to understand generally accepted accounting principles, which is referred to in this proxy statement as GAAP, financial statements and internal controls and procedures, as well as the ability to assess the general application of GAAP. Each member of our audit committee understands audit committee functions, and our board of directors believes that the members of our audit committee possess the requisite knowledge and experience to adequately perform their duties under our audit committee charter.

Our board of directors has adopted a written charter for our audit committee, a copy of which is posted on our website at www.wegener.com.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee is composed of Mr. Elliot, Chairman, and Messrs. Haas and Lococo, and held six meetings during the fiscal year ended August 31, 2007. The members of our corporate governance and nominating committee are independent, as such term is defined by NASDAQ rules. The initial charge to the committee by our board of directors was to review and make recommendations to our board regarding our stockholder rights agreement. Our board of directors has approved and delegated the following additional authorities and responsibilities to the corporate governance and nominating committee, which include, but are not limited to:

(1) to lead the search for individuals qualified to become members of our board of directors and to recommend director nominees to be presented at the annual meeting of stockholders;

(2) to review our board of directors’ committee structure and to make recommendations to our board of directors with respect to committee structure and the composition of the committees;

(3) to develop and recommend to our board of directors a set of corporate governance guidelines to be reviewed by the committee not less frequently than annually;

(4) to review periodically our bylaws and recommend any changes thereto;

(5) to develop and make recommendations to our board of directors regarding an annual board of directors self-evaluation process;

(6) to review on an annual basis director compensation for service on our board of directors and committees; and

(7) in its discretion, to retain any outside professional person or firm to assist the committee in carrying out its duties and responsibilities. See also “Nomination of Directors.”

Compensation and Incentive Plan Committee

Our compensation and incentive plan committee, which is referred to in this proxy statement as our compensation committee, is composed of Mr. Haas, Chairman, Ms. Eagle-Oldson and Mr. Wright, and held no meetings during the fiscal year ended August 31, 2007. The functions of our compensation committee are: to consider and approve, or make recommendations to our board of directors with respect to, compensation arrangements for our senior management and the adoption of any benefit plans in which officers and directors are eligible to participate; and to recommend the key employees who will receive awards under our 1998 Incentive Plan, the award amount or number of shares of stock to be granted, and the terms and conditions of each award. See also “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee.”

Our board of directors has adopted a written charter for our compensation committee, a copy of which is posted on our website at www.wegener.com.

Standstill Agreement/Certain Board and Committee Matters

On September 29, 2006, we entered into a standstill agreement, which is referred to in this proxy statement as the standstill agreement, with Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright, which are collectively referred to in this proxy statement as the DW Parties, the term of which expired on October 4, 2007. David W. Wright is an affiliate of the other DW Parties and a member of our board of directors.

Pursuant to the standstill agreement, our corporate governance and nominating committee conducted a search to identify an individual for nomination for election as a Class III director at our 2007 annual meeting of stockholder to fill the vacancy created by the death of Mr. Wendell Bailey. The committee solicited input from our major stockholders, other than the DW Parties, on potential nominees, and upon the committee’s recommendation, Stephen Lococo was elected as a director by our board of directors on December 11, 2006.

As part of the standstill agreement, we agreed to continue to hold our annual meeting of stockholders in 2008 during the month of January, consistent with our past practice. In addition, concurrent with our 2007 annual meeting of stockholders, each board committee had to be comprised of not more than four members, all of whom must be independent directors, including an equal number of independent directors who were serving on our board of directors prior to the 2006 annual meeting of stockholders and independent directors who were elected at or following the 2006 annual meeting of stockholders. At least one committee had to be chaired by an independent director who was elected at or following the 2006 annual meeting.

Our board of directors also approved two amendments to our bylaws, to fix the number of members of the board of directors at nine, and to provide that, during the term of the standstill agreement, the provision fixing the number of directors at nine could not be amended other than by a majority vote of all of the members of the board of directors, which included the affirmative vote of Mr. Wright. Following the resignation of Mr. Parks on December 12, 2007, our board of directors fixed the number of members of the board of directors for the ensuing year at eight.

See “Transactions with Related Persons, Promoters and Certain Control Persons” for a further discussion of the standstill agreement.

Nomination of Directors

Our board of directors has appointed a separately constituted corporate governance and nominating committee and has adopted corporate governance guidelines recommended by the committee. The committee does not presently have a charter, but will follow and be responsible for implementation of most of the guidelines. The guidelines have been posted on our website. See also “Corporate Governance and Nominating Committee” for a description of the committee’s duties and responsibilities. Our corporate governance and nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers. The committee considers director nominees for election to our board of directors and makes nominee recommendations to our board of directors. Generally, director nominees shall be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful business experience and an understanding and appreciation of the major business issues facing us. Absent special circumstances, upon the recommendation of the committee, our board of directors will continue to nominate qualified incumbent directors whom the directors believe will continue to make important contributions to our board of directors.

Our corporate governance and nominating committee will consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration shall submit complete information as to the identity and qualifications of that person to our Secretary at 11350 Technology Circle, Duluth, Georgia 30097. Our bylaws provide that no nomination submitted by a stockholder will be submitted to a stockholder vote at an annual meeting unless our Secretary has received written notice of the nomination on or prior to the date which is 60 days prior to the first anniversary of the date on which we first mailed proxy materials for the prior year’s annual meeting. Such notice must include the following:

(i) the name and address of the nominating stockholder;

(ii) a representation that the stockholder is one of our stockholders and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by our board of directors;

(iv) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(v) the written consent of each nominee to serve as one of our directors if so elected; and

(vi) such other information as may be required by applicable law or regulation.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of the members of our compensation committee is or has been one of our officers or employees. See “Transactions with Related Persons, Promoters and Certain Control Persons” for disclosure regarding a relationship with David W. Wright. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, officers and employees and the directors, officers and employees of our subsidiaries. A copy of our code of business conduct and ethics has been filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended August 29, 2003 and such code is posted on our website at www.wegener.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To the our knowledge, based solely on a review of copies of such reports furnished to us and representations that no other reports were required, during fiscal 2007, all Section 16(a) filing requirements were complied with by its officers, directors and greater than 10% stockholders, except as follows: Stephen J. Lococo filed a Form 3 late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

Our compensation program for our named executive officers is designed to achieve the following objectives:

•	reward executive officers for their contributions to our growth and profitability and enhancement of stockholder value;

•	recognize individual initiative, leadership and achievement; and

•	provide competitive compensation that will attract and retain qualified executives.

Role of Compensation Committee

Our compensation committee operates under a written charter adopted by our board of directors. Our compensation committee has several duties and responsibilities, including the following:

•

establish a compensation policy for executives designed to (i) enhance the profitability of the Company and increase stockholder value, (ii) reward executive officers for their contribution to the Company’s profitability and for increases in stockholder value, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives;

•	review competitive practices and trends to determine the adequacy of our executive compensation program;

•	review and consider participation and eligibility in the various components of the total executive compensation package;

•

annually review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance and recommend to our board of directors the Chief Executive Officer’s compensation based on such evaluation;

•	annually review and make recommendations to our board of directors with respect to the compensation of other executive officers and directors;

•	approve employment contracts, change in control provisions and other agreements;

•	approve and administer cash incentives and similar compensation plans for executives, and oversee performance objectives and the funding for executive incentive plans;

•	review matters relating to management succession;

•

make recommendations for board of director approval with respect to incentive compensation plans and equity-based incentive plans, and administer such plans by establishing policies and criteria for granting awards, and reviewing and approving the grants of awards in accordance with such policies and criteria;

•	if appropriate, hire experts in the field of executive compensation to assist the committee with its evaluation of director, Chief Executive Officer or senior executive compensation;

•	prepare annual reports for our proxy statement;

•	periodically review executive supplementary benefits; and

•	periodically review and assess as necessary the adequacy of the committee’s charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.wegener.com.

Compensation Process

During the 2006 and 2007 fiscal years, our compensation committee did not hold any meetings; therefore, the compensation paid to our named executive officers has not changed since the committee met in the 2005 fiscal year. In addition, our named executive officers have not received stock options since the 2005 fiscal year and have never received more than minimal year-end bonuses. The compensation paid to our named executive officers was based on our overall company performance. Due to our disappointing operating results for the past several years, our compensation committee has not deemed it necessary to alter the compensation paid to our named executive officers.

Our present compensation committee will review and administer our compensation program for our named executive officers. As part of that process, our compensation committee will review competitive practices and trends to determine the adequacy of our executive compensation program. Our compensation committee will also annually review and approve corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of those goals and objectives, and recommend to our board of directors the Chief Executive Officer’s compensation based on that evaluation. For our other named executive officers, our compensation committee will annually review and make recommendations to our board of directors with respect to compensation.

Total Compensation and Components of Compensation

Total compensation for our named executive officers primarily consists of (1) an annual base salary, (2) a discretionary annual cash bonus, and (3) incentive awards under our 1998 Incentive Plan. We also provide our named executive officers with minimal perquisites and personal benefits. In addition, we make contributions to the 401(k) plan accounts of our named executive officers and provide them with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees.

We believe that the appropriate level of compensation is a combination of what is competitive in the market and what is appropriate for the individual employee. The performance of each of our named executive officers is reviewed by our compensation committee in light of our overall company performance and our prospects. Our compensation committee also reviews the components of our named executive officers’ compensation, including salary, bonus, equity incentive compensation, unrealized stock option gains (if any), the dollar value to our named executive officers of any perquisites, payments on behalf of our named executive officers under our 401(k) plan and potential obligations under the retention agreements, to determine whether the level of total compensation and the mix of the components of compensation are aligned with our compensation objectives.

Our compensation committee does not assign relative weights to factors considered in setting total compensation, but rather considers all factors as a whole. In addition, there is not a pre-established target for the allocation between either cash and non-cash compensation or short-term and long-term incentive compensation. Our future compensation policies will be developed in light of our profitability and with the goal of rewarding members of management for their contributions to our success.

Base Salary

The base salaries for our named executive officers have been set at levels intended to be competitive with comparable companies in the satellite telecommunications industry. Since it is the most significant portion of compensation paid to our named executive officers, the base salaries must be sufficient to attract and retain qualified executives. In the past, our compensation committee and board of directors reviewed benchmark data for compensation and employee benefit programs contained in Culpepper™ Compensation and Benefits Surveys, as published by Culpepper and Associates, Inc. Culpepper and Associates produces compensation surveys with data on a full range of employment positions in information technology, technology and life science organizations. Our compensation committee and board of directors reviewed surveys which encompassed companies of comparable size and revenue ranges operating in the Southeastern United States. The information reviewed indicated that the compensation levels of our named executive officers are within the lower range of compensation paid by comparable situated companies.

Annual base salary adjustments are based on the executive officer’s performance, which is the primary factor, as well as our overall performance, and the executive officer’s experience, skills and responsibility. There have been no changes in the base salaries paid to our named executive officers in the past three fiscal years.

Bonus

We currently do not have a cash incentive bonus program. Based on our overall company performance during the past few years, our named executive officers have received only minimal year-end bonuses which were identical to the bonuses paid to our other employees. In the future, cash incentive bonuses will be subject to our compensation committee’s determination to recommend bonuses to our board of directors, if deemed appropriate by the committee.

Long-Term Incentive Compensation

Although we primarily rely on cash compensation to reward and retain our named executive officers, we do occasionally use equity-based incentives to provide long-term incentives and rewards. Our long-term incentive plan is designed to motivate and reward our named executive officers for enhancing our profitability and increasing our stockholder value. Generally, we believe that providing executive officers with the opportunity to acquire stakes in our growth and prosperity through grants of equity should enable us to attract and retain executives with superior management abilities that are essential to our future success. When such awards are granted, we typically utilize our 1998 Incentive Plan to grant stock options. Awards have historically been made at the discretion of our compensation committee based on our overall company performance and individual performance. There have been no awards of stock options to any of our named executive officers since fiscal 2005.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation that consists of automobile allowances, contributions to their 401(k) plan accounts by us, and insurance premium payments for certain life insurance benefits for our Chief Executive Officer. See “Executive Compensation – Summary Compensation Table for Fiscal 2007” for the aggregate incremental cost to us during fiscal 2007 of such benefits.

Retention Agreements

We have entered into retention agreements with each of our named executive officers pursuant to which each named executive officer will be entitled to receive specified severance payments in the event of a change of control of our company. See the section entitled “Retention Agreements” for a discussion of the terms of the retention agreements. We believe that the retention agreements are necessary to maintain stability among our executive group and that the terms of the agreements are reasonable.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our executive officers and to align the interests of our executive officers with the interests of our stockholders.

Deductibility of Executive Compensation

As part of its role, our compensation committee will review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. It is our compensation committee’s policy that the compensation paid to executive officers qualify for deductibility under Section 162(m). Due to the modest levels and types of compensation paid to our named executive officers, the deductibility of executive compensation under Section 162(m) has not been a material consideration for our compensation committee to date.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, we began accounting for stock-based payments in accordance with the requirements of SFAS No. 123R. Currently, we are not utilizing stock-based payments; however, we may consider utilizing equity awards again in the future.

Summary Compensation Table for Fiscal 2007

The following table provides certain information for the fiscal year ended August 31, 2007 concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and other executive officer during the fiscal year ended August 31, 2007.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Award ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(1) (i)	Total ($) (j)
Robert A. Placek, President and Chief Executive Officer	2007	179,078	500	—	—	—	—	16,694	196,272
C. Troy Woodbury, Jr., Chief Financial Officer and Treasurer	2007	131,424	500	—	—	—	—	12,650	144,574
Ned L. Mountain, President and Chief Operating Officer of WCI	2007	140,000	500	—	—	—	—	13,530	154,030

(1)	Represents use of company automobile, amounts contributed by us pursuant to our 401(k) plan and life insurance premiums paid by us as follows: Robert Placek $3,638 for the use of company automobile, $10,173 for 401(k) plan and $2,883 for insurance premiums; C.Troy Woodbury, Jr. $2,477 for use of company automobile and $10,173 for 401(k) plan; and Ned L. Mountain $3,357 for use of company automobile and $10,173 for 401(k) plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code.

No options were granted to named executive officers during the fiscal year ended August 31, 2007 under our 1998 Incentive Plan. No options were exercised during fiscal 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of August 31, 2007.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert A. Placek	50,000	—	—	2.21	12/15/2013	—	—	—	—
	153,000	—	—	1.29	7/22/2015	—	—	—	—
	84,150	—	—	1.00	1/22/2012	—	—	—	—
C. Troy Woodbury, Jr.	25,000	—	—	2.21	12/15/2013	—	—	—	—
	20,000	—	—	1.44	12/29/2007	—	—	—	—
	20,000	—	—	1.41	1/27/2008	—	—	—	—
	10,000	—	—	1.47	4/19/2009	—	—	—	—
	20,000	—	—	2.31	12/31/2009	—	—	—	—
	69,575	—	—	1.00	1/22/2012	—	—	—	—
	20,000	—	—	.84	3/04/2012	—	—	—	—
Ned L. Mountain	50,000	—	—	2.21	12/15/2013	—	—	—	—

(1)	All options are 100% vested.

Retention Agreements

On May 2, 2003, following the approval and recommendation of a committee of our board of directors consisting solely of independent directors, we entered into retention agreements with each named executive officer and certain other key employees. The retention agreements entitle our named executive officers, upon the occurrence of certain events, to certain severance payments. Under the terms of the retention agreements, a change in control generally means the following:

•	any person who is or becomes the beneficial owner of our securities representing 20% or more of the combined voting power of our then outstanding securities; or

•

during any period of two consecutive years, individuals who at the beginning of such period constitute our board of directors and any new director whose election by our board of directors or nomination by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were director at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors; or

•

the consummation of a merger or statutory share exchange of us with any other corporation, other than (a) a merger or statutory shares exchange that would result in our voting securities outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under one of our employee benefit plans, at least 75% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger or statutory share exchange, or (b) a merger of statutory share exchange effected to implement our recapitalization in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan for our complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets.

Under the terms of the retention agreements, a potential change in control generally means the following:

•	we enter into an agreement, the consummation of which would result in the occurrence of a change in control;

•	we or any person publicly announce an intention to take or to consider taking action which, if consummated, would constitute a change in control;

•

any person who is or becomes the beneficial owner of our securities representing 10% or more of the combined voting power of our then outstanding securities, increases such person’s beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date of the retention agreements; or

•	our board of directors adopts a resolution to the effect that, for purposes of the retention agreements, a potential change in control has occurred.

Upon the termination of the executive’s employment following a change in control we must pay the executive certain severance payments (as discussed below), unless the termination is (1) by us for cause, (2) by reason of death, disability or retirement, or (3) by the executive without good reason. If a termination occurs prior to a change in control, but following a potential change in control in contemplation of and relating to such change in control, such termination shall be deemed to have followed a change in control and to have been (1) by us without cause if the executive’s employment is terminated without cause at the direction of such person, or (2) by the executive with good reason if the executive terminates his employment with good reason and the act which constitutes good reason occurs following such potential change in control and at the direction of such person.

The severance payments for our named executive officers include the following:

•

In lieu of further salary payments for periods subsequent to the date of termination and in lieu of any severance benefit otherwise payable, we must pay to the executive a lump sum severance payment, in cash, equal to the sum of: (1) the higher of (a) 2.5 times the executive’s annual base salary in effect immediately prior to the occurrence of the event upon which the notice of termination is based, or (b) 2.5 times the average of the executive’s annual base salary for the three years immediately prior to the occurrence of the event upon which the notice of termination is based; and (2) the higher of (a) 2.5 times the amount paid to the executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs, or (b) 2.5 times the average annual discretionary bonus paid to the executive in the three years preceding that in which the date of termination occurs; and

•

A lump sum amount, in cash, equal to the sum of (1) any annual discretionary bonus which has been allocated or awarded to the executive for a completed fiscal year preceding the date of termination but has yet been paid, and (2) a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs; and

•	At the option of the executive, we must repurchase all options held by the executive that the executive elects to sell to us by the payment of a lump sum amount, in cash; and

•

For a 30 month period after the date of termination, we must arrange to provide the executive with life, disability, accident and health insurance benefits substantially similar to those which the executive is receiving immediately prior to the notice of termination.

The payments must be made not later than the fifteenth day following the date of termination. In the event that any payment or benefit received by the executive in connection with and contingent on a change of control or the termination of the executive’s employment would not be deductible by us as a result of Section 280G of the Code, then, to the extent necessary to make the remaining portion of the payments deductible, the cash severance payments, to the extent still unpaid, will be reduced, all other non-cash severance payments, to the extent still unfurnished, will be reduced, and the executive will have no right to receive any payment or benefit in excess of those payments or benefits provided as reduced. We must also pay to the executive all legal and accounting fees and expenses incurred by the executive as a result of a termination that entitles the executive to severance payments.

Assuming (1) a change of control occurred on August 31, 2007, (2) the termination was by us without cause, (2) the termination was not by reason of death, disability or retirement, (3) the termination was not by the named executive officer without good reason, and (4) all of the named executive officers opted to have us repurchase all of their options, the estimated payments would have been as follows:

Name	Lump Sum for Salary ($)	Lump Sum for Bonus Amounts ($)	Lump Sum for Option Repurchase ($)	Insurance ($)	Total ($)
Robert A. Placek	447,695	1,250	3,366	19,026	470,037
C. Troy Woodbury, Jr.	328,560	1,250	6,783	19,096	354,319
Ned L. Mountain	350,000	1,250	—	19,096	368,976

Director Compensation Table

The following table provides certain information concerning compensation for each non-employee director during the fiscal year ended August 31, 2007. Robert A. Placek, C. Troy Woodbury, Jr., and Ned L. Mountain, all of whom are members of our board of directors, have been omitted from this table since they receive no compensation for serving on our board of directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (1)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Thomas G. Elliot	15,000	—	2,667	—	—	—	17,667
Stephen J. Lococo	11,000	—	2,667	—	—	—	13,667
Phylis A. Eagle-Oldson	13,300	—	2,667	—	—	—	15,967
Jeffrey J. Haas	13,800	—	2,667	—	—	—	16,467
David W. Wright	13,800	—	2,667	—	—	—	16,467
Joe K. Parks(3)	11,100	—	2,667	—	—	—	13,767
Wendell H. Bailey(4)	300	—	—	—	—	—	300

(1)	Refer to “Financial Statements – Notes to Consolidated Financial Statements” included in our annual report on Form 10-K filed on November 29, 2007 for the relevant assumptions used to determine the valuation of our option awards.
(2)	The following are the aggregate number of options awards outstanding that have been granted to each of our directors as of August 31, 2007: Mr. Elliot 42,800; Mr. Lococo 3,000; Ms. Eagle – Oldson 19,000; Mr. Haas 3,000; Mr. Wright 3,000; Mr. Parks 31,900; and Mr. Bailey 19,000.
(3)	Mr. Parks resigned from our board of directors effective December 12, 2007.
(4)	Mr. Bailey served as a director until his death in September 2006.

Each non-employee director is paid an annual retainer of $5,000, and for each meeting of our board of directors or any committee of our board of directors on which a non-employee director serves, such director is paid $1,000 for attendance in person and $300 for attendance by telephone conference. Directors are also reimbursed for reasonable out-of-pocket expenses. Pursuant to our 1998 Incentive Plan, each non-employee director receives an option to purchase 3,000 shares of common stock on the last business day of December of each year at an exercise price equal to the fair market value on such date. These options are exercisable for ten years.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

David M. Placek is a Senior Software Engineer employed by WCI. David M. Placek is the son of Robert A. Placek, Chairman of our board of directors and our President and Chief Executive Officer. During the fiscal year ended August 31, 2007, David M. Placek received the following compensation from WCI: base annual salary of $85,500 (which is David M. Placek’s current annual salary); cash bonus of $500; and $6,506 of 401(k) plan matching contributions.

As part of the standstill agreement, we agreed to reimburse Henry Partners, L.P., Matthew Partners, L.P. and Henry Investment Trust, L.P., referred to in this proxy statement as the partnerships, for documented proxy solicitation costs and fees (including legal fees and expenses) incurred by the partnerships through January 31, 2006, up to a maximum amount of $150,000, related to the successful proxy contest conducted by Henry Partners, L.P. in connection with our 2006 annual meeting of stockholders. Following a 20% payment upon signing the standstill agreement, the balance was paid in four equal quarterly installments of $30,000 through September 30, 2007. David W. Wright, one of our directors and a beneficial owner of approximately 8% of our common stock, is an affiliate of and controls the partnerships. See “Corporate Governance and Board Matters – Standstill Agreement/Certain Board and Committee Matters” for a further discussion of the standstill agreement.

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving any transactions with related persons. Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction. To assist us in identifying any transactions with related persons, each year we submit and require our officers and directors to complete questionnaires identifying any transactions with us in which any of our officers or directors, or their immediate family members, have an interest.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report, and the Compensation and Incentive Plan Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

For the fiscal year ended August 31, 2007, our audit committee has reviewed and discussed the audited financial statements with management, has discussed with the independent registered public accountants the matters required to be discussed by SAS 61 and has received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The audit committee has discussed with the independent accountants the independence of the independent registered public accountants. Based on the foregoing meetings, reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements for fiscal 2007 be included in our annual report on Form 10-K for filing with the SEC.

Phylis A. Eagle-Oldson, Chairperson

Thomas G. Elliot

Stephen J. Lococo

David W. Wright

COMPENSATION AND INCENTIVE PLAN COMMITTEE REPORT

The compensation and incentive plan committee is responsible for the review and determination of the compensation of our Chief Executive Officer and our other executive officers.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation and incentive plan committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Jeffery J Haas, Chairman

Phylis A. Eagle-Oldson

David W. Wright

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND

REPORT ON FORM 10-K

Additional information concerning us, including our financial statements, is provided in our 2007 annual report to stockholders (which includes our annual report on Form 10-K) that accompanies this proxy statement. Our annual report on Form 10-K for the year ended August 31, 2007, as filed with the SEC, is available to stockholders who make a written request therefor to Mr. James T. Traicoff, Controller, at our offices located at 11350 Technology Circle, Duluth, Georgia 30097. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. These documents and other information may also be accessed from our website at www.wegener.com.

STOCKHOLDERS’ PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders may submit proposals appropriate for stockholder action at our annual meeting consistent with the regulations of the SEC. Proposals by stockholders intended to be presented at the 2009 annual meeting must be received by us no later than August 20, 2008 in order to be included in our proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30097. In connection with our annual meeting of stockholders to be held in 2009, if we do not receive notice of a matter or proposal to be considered by October 19, 2008, then the persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if such matter or proposal is raised at that annual meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

GENERAL

The cost of this proxy solicitation will be paid by us. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of our officers, directors or regular employees who will not be specially compensated for such solicitation. We will also pay the cost of supplying necessary additional copies of the solicitation material and our annual report to stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, we will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

By Order of the Board of Directors,

/s/ J. Elaine Miller
J. Elaine Miller
Secretary

December 28, 2007

WEGENER CORPORATION

This Proxy is solicited on behalf of the Board of Directors for use at the 2008 Annual Meeting of Stockholders to be held on January 22, 2008 at 7:00 p.m., Eastern Standard Time.

The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr., and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the “Company”) to be held on Tuesday, January 22, 2008 at 7:00 p.m., local time, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097, and at any adjournments or postponements thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES REFERRED TO IN PROPOSAL (1), FOR THE PROPOSITION REFERRED TO IN PROPOSAL (2) AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY SUCH MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed and dated on reverse side)

☒ Please mark your vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

(1)	To elect the following nominees as Class I directors to serve until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified:

Phylis A. Eagle-Oldson                        C. Troy Woodbury, Jr.

☐ FOR the nominees listed above	☐ WITHHOLD AUTHORITY to vote for the nominees
(except as indicated to the contrary below)

(To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) on the line below:)

(2)	To ratify the appointment of BDO Seidman, LLP as the Independent Registered Public Accounting Firm for the Company and its subsidiaries for the fiscal year ending August 29, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned revokes all prior proxies to vote the shares covered by this proxy.

Signature

Signature

Date:

(When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.